EXHIBIT 99.1
                                                                    ------------

For Further Information, please contact:
Edward H. Sibbald, Executive Vice President (708) 865-1053


               MIDWEST BANC HOLDINGS, INC. REPORTS 14.7% INCREASE
                         IN SECOND QUARTER 2001 EARNINGS


(Melrose Park, IL - July 16, 2001). Midwest Banc Holdings, Inc. (Nasdaq: MBHI), a community-based bank holding company, announced a 14.7% increase in net income for the second quarter of 2001 compared to the similar period in 2000.

Net income was $4,236,000 for the three months ended June 30, 2001 compared to $3,693,000 for the second quarter in 2000. Earnings per share for the three months ended June 30, 2001 was $.39 per basic and diluted share-14.7% higher than the $.34 per basic and diluted share reported for the comparable period in 2000. The return on average assets was 1.10%, with a return on average equity of 19.24% for the three months ended June 30, 2001.

Net income for the six months ended June 30, 2001 was $8,098,000-14.1% higher than the $7,096,000 earned during the first half of 2000. Earnings per share for the first six months of 2001 was $.75 per basic and diluted share compared to $.66 per basic share and $.65 per diluted share for the first six months in 2000. Earnings per share increased 13.6% (basic) and 15.4% (diluted) for the six months ended June 30, 2001 over the similar period in 2000. The return on assets was 1.08% for the six months ended June 30, 2001, with a return on average equity of 18.76%.

Total assets reached $1.6 billion at June 30, 2001 - an increase of $84.7 million during the second quarter 2001, $138.8 million for the first six months of 2001, and 15.1%, or $211.3 million, during the past twelve months. Loans increased 11.3%, or $93.1 million, during the first six months of 2001, and $166.6 million, or 22.2%, during the past twelve months. Deposits increased 8.5% or $91.8 million during the six months ended June 30, 2001 and $134.4 million or 12.9% during the past twelve months. Borrowings increased 11.7% or $33.8 million during the six months ended June 30, 2001 and $50.9 million over the past twelve months.

Net interest income decreased $230,000 or 2.0% in the second quarter of 2001 compared to the similar period in 2000. Year to date, net interest income decreased $118,000 or 0.5% compared to the six months ended June 30, 2000. The net interest margin decreased from 3.41% in the first quarter to 3.28% in the second quarter of 2001 and the year to date net interest margin was 3.35% in 2001 compared to a net interest margin of 3.78% reported during the first six months of 2000.

The decreases in net interest income and net interest margin were primarily due to the impact of the actions taken by the Federal Reserve Board to reduce short-term interest rates by 275 basis points during the first six months of 2001. These reductions, and the corresponding decreases in the prime rate, adversely affected yields on the company's predominately variable rate-based commercial loan portfolio, and more than offset decreases in core deposit rates and maturing certificates of deposits. In addition, the results of the first six months of 2001 included $1.0 million in interest expense related to the $20.0 of trust preferred securities issued in June 2000--an increase of $872,000 over the interest expense recorded for the similar period in 2000. Subject to unanticipated Federal Reserve Board actions, management expects that the company's net interest margins will stabilize during the third quarter and

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MIDWEST BANC HOLDINGS, INC.
PRESS RELEASE FOR IMMEDIATE DISTRIBUTION
2001 SECOND QUARTER EARNINGS
PAGE 2 OF 3

increase during the fourth quarter of 2001 as maturing certificates of deposits are repriced at lower market rates.

The company manages earning assets on a total return basis, taking into account net interest margins as well as income generated by its investment securities portfolio. In this respect, the reduction in interest rates increased the underlying value of the investment portfolio, which is primarily composed of mortgage backed securities. The composition and mix of the company's investment securities portfolio is a critical part of its asset/liability management program and serves to offset narrowing spreads in the company's loan portfolio during periods of declining rates. As management anticipated, attractive opportunities existed to sell specific securities profitably and reposition the company's portfolio for future yield considerations. The decreases in net interest income and net interest margins were more than offset by increases in gains on securities transactions and trading account gains during the second quarter and six months ended June 30, 2001. Gains on securities transactions and net trading account profits were $1.6 million during the second quarter of 2001 compared to $237,000 during the similar period in 2000. Year to date gains on securities transactions and net trading account profits were $2.0 million compared to $423,000 during the six months ended June 30, 2000.

Excluding securities gains, other income increased $471,000 or 27.9% to $2.2 million on a comparable second quarter 2000-to-2001 basis. Year to date, other income increased from 28.3% from $3.1 million for the six months ended June 30, 2000 to $4.0 million for the six months ended June 30, 2001. Increases in retail banking revenues, secondary market mortgage origination fees, trust income and the cash surrender value of bank-owned life insurance offset decreases in investment brokerage commissions on a year to date basis.

Operating expenses increased 8.7% from $7.2 million in the second quarter of 2000 to $7.8 million in the second quarter of 2001. Operating expenses were 2.03% and 2.15% of average assets during the second quarter of 2001 and 2000, respectively. Year to date, operating expenses increased 5.6% from $14.4 million in 2000 to $15.2 million in 2001. Operating expenses were 2.03% and 2.20% of average assets for the six months ended June 30, 2001 and 2000, respectively. Increases in operating expenses were due to staffing increases, infrastructure costs and related expenses necessary to support the establishment of a new banking center in Roselle, Illinois which was opened in February 2000, and in Monmouth, Illinois which opened in January 2001.

Net overhead expenses as a percentage of average assets were 1.06% during the second quarter of 2001 compared to 1.58% during the second quarter of 2000. Adjusting for securities gains and net trading account profits, net overhead expenses as a percentage of average assets were 1.47% and 1.65% in the second quarter of 2001 and 2000, respectively. Excluding gains on securities transactions and net trading account profits, net overhead as a percentage of average assets was 1.50% and 1.73% for the six months ended June 30, 2001 and 2000, respectively.

The allowance for loan losses was $9.6 million or 1.05% of total loans at June 30, 2001, compared to $8.6 million or 1.04% at December 31, 2000 and $7.9 million or 1.06% at the end of the second quarter of 2000. The provision for loan losses was $1.2 million and $890,000 for the six months ended June 30, 2001 and 2000, respectively. The increase in the provision for loan losses on a comparative 2000-2001 basis reflected the continued strong growth in loans and credit commitments generated by the bank subsidiaries. Net charge-offs for the six months ended June 30, 2001 were $186,000 compared to $520,000 for the six months ended June 30, 2000. The net charge-off percentages to average loans were
 .04% and .15% year to date in 2001 and 2000, respectively. Nonperforming loans

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MIDWEST BANC HOLDINGS, INC.
PRESS RELEASE FOR IMMEDIATE DISTRIBUTION
2001 SECOND QUARTER EARNINGS
PAGE 3 OF 3

were $3.2 million at June 30, 2001 compared to $2.6 million at June 30, 2000. Nonperforming loans were .35% of loans at both June 30, 2001 and 2000. Nonperforming assets decreased from $4.5 million at June 30, 2000 to $3.4 million at December 31, 2000 and June 30, 2001, respectively. Nonperforming assets were .21%, .23% and .32% of total assets at June 30, 2001, December 31, 2000 and June 30, 2000, respectively.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial banking services, personal and corporate trust services, residential mortgage origination and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County and Midwest Bank of Western Illinois.

This press release may contain certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward Looking Statements".

                                       ###

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                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   INCOME STATEMENT SUMMARY AND PER SHARE DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS ENDED             2000-2001 COMPARISON
                                                              -----------------------        -------------------------
                                                                    (UNAUDITED)                     (UNAUDITED)
                                                              6-30-01         6-30-00        $ CHANGE         % CHANGE
                                                              -------         -------        --------         --------

Interest income......................................         $28,304         $26,965          $1,339             5.0%
Interest expense.....................................          16,913          15,344           1,569            10.2%
                                                              -------         -------          ------           -----
Net interest income..................................          11,391          11,621            (230)           -2.0%
Provision for loan losses............................             695             535             160            29.9%
Other income.........................................           2,162           1,691             471            27.9%
Securities and trading account gains.................           1,604             237           1,367           576.8%
Other expenses.......................................           7,836           7,207             629             8.7%
                                                              -------         -------          ------           -----
Income before income taxes...........................           6,626           5,807             819            14.1%
Income taxes.........................................           2,390           2,114             276            13.1%
                                                              -------         -------          ------           -----
Net income...........................................         $ 4,236         $ 3,693          $  543            14.7%
                                                              =======         =======          ======           =====
Cash net income......................................         $ 4,319         $ 3,768          $  551            14.6%
                                                              =======         =======          ======           =====

PER SHARE DATA
   Basic Earnings per share..........................         $  0.39         $  0.34          $ 0.05            14.7%
   Diluted Earnings per share........................         $  0.39         $  0.34          $ 0.05            14.7%
   Cash dividends declared...........................         $ 0.150         $ 0.125          $0.025            20.0%


                                                                  SIX MONTHS ENDED             2000-2001 COMPARISON
                                                              -----------------------        -------------------------
                                                                    (UNAUDITED)                     (UNAUDITED)
                                                              6-30-01         6-30-00        $ CHANGE         % CHANGE
                                                              -------         -------        --------         --------

Interest income......................................         $56,950         $51,790          $5,160            10.0%
Interest expense.....................................          34,237          28,959           5,278            18.2%
Net interest income..................................          22,713          22,831            (118)           -0.5%
Provision for loan losses............................           1,204             890             314            35.3%
Other income.........................................           3,955           3,082             873            28.3%
Securities and trading account gains.................           2,034             423           1,611           380.9%
Other expenses.......................................          15,229          14,418             811             5.6%
Income before income taxes...........................          12,269          11,028           1,241            11.3%
Income taxes.........................................           4,171           3,932             239             6.1%
Net income...........................................         $ 8,098         $ 7,096          $1,002            14.1%
Cash net income......................................         $ 8,264         $ 7,240          $1,024            14.1%

PER SHARE DATA
   Basic Earnings per share..........................         $  0.75         $  0.66          $ 0.09            13.6%
   Diluted Earnings per share........................            0.75            0.65            0.10            15.4%
   Cash dividends declared...........................            0.30            0.25            0.05            20.0%
   Book value at end of period.......................            8.24            6.55            1.69            25.8%
   Tangible book value at end of period..............            8.06            6.35            1.71            26.9%

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                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   BALANCE SHEET SUMMARIES AND SELECTED RATIOS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            UNAUDITED        AUDITED        UNAUDITED        2001 YTD
                                                             6-30-01        12-31-00         6-30-00         $ CHANGE
                                                             -------        --------         -------         --------

Total assets.........................................      $1,606,545      $1,467,770      $1,395,204        $138,775
Total earning assets.................................       1,515,906       1,371,519       1,299,563         144,387
Average assets (YTD).................................       1,514,283       1,370,386       1,315,349         143,897
Total loans..........................................         917,689         824,632         751,116          93,057
Allowance for loan losses............................           9,610           8,593           7,937           1,017
Total deposits.......................................       1,177,560       1,085,786       1,043,134          91,774
Borrowings...........................................         322,885         289,093         271,985          33,792
Stockholders' equity.................................          88,505          82,576          70,399           5,929
Tangible book value..................................          86,522          80,463          68,156           6,059
Average equity (YTD).................................          87,042          71,029          66,620          16,013


                                                                 SIX MONTHS ENDED                2000-2001 COMPARISON
                                                                 ----------------                --------------------
                                                               6-30-01         6-30-00         CHANGE         % CHANGE
                                                               -------         -------         ------         --------
SELECTED FINANCIAL RATIOS
   Return on average assets..........................            1.08%           1.08%           0.00%            0.0%
   Return on average equity..........................           18.76%          21.42%          -2.66%          -12.4%
   Average equity to average assets..................            5.75%           5.06%           0.68%           13.5%
   Equity to assets-end of period....................            5.51%           5.05%           0.46%            9.2%
   Net interest margin (tax equivalent)..............            3.35%           3.78%          -0.43%          -11.4%
   Loans % deposits..................................           77.93%          72.01%           5.93%            8.2%
   Net overhead expense % average assets.............            1.23%           1.67%          -0.44%          -26.3%
   Efficiency ratio..................................            53.6%           53.4%            0.1%            0.3%
   Allowance for loan losses % total loans...........            1.05%           1.06%          -0.01%           -0.9%
   Net chargeoffs % average loans....................            0.04%           0.15%          -0.11%          -71.5%
   Nonperforming loans % total loans.................            0.35%           0.35%           0.00%            0.8%
   Nonperforming assets % total assets...............            0.21%           0.32%          -0.11%          -34.7%
   Allowance for loan losses % nonperforming
      loans..........................................           296.8%          302.6%          -5.81%           -1.9%

MARKET DATA
   Common stock shares outstanding...................          10,740          10,740              --              --
   Average common stock shares outstanding...........          10,740          10,793             (53)           -0.5%
   Common stock price-end of period..................       $   22.00       $   13.88      $     8.12            58.5%
   Market value-end of period........................       $ 236,280       $ 149,071      $   87,209            58.5%